PROSPECTUS and				PRICING SUPPLEMENT NO. 49
PROSPECTUS SUPPLEMENT, each		effective at 10:30 AM ET
Dated January 12, 1999			Dated July 7, 2000
CUSIP: 24422EMJ5				Commission File No.: 333-69601
Filed pursuant to Rule 424(b)(3)

                        U.S. $735,850,000
JOHN DEERE CAPITAL CORPORATION

                     MEDIUM-TERM NOTES, SERIES C
    due from 9 Months to 30 Years from Date of Issue
                       (Floating Rate Notes)

Original Issue Date:				12 July 2000

Maturity Date:					12 July 2002

Principal Amount:					$50,000,000

Interest Rate Basis:				USD-LIBOR-Telerate

Index Maturity:					3 Month

Spread:						Plus 15 Basis Points

Initial Interest Determination Date:	10 July 2000

Day Count Convention:				Actual/360

Interest Reset Dates:				Quarterly on the 12th
                                          Jan, Apr, Jul, Oct
							(or next business day)

Interest Determination Dates:			Two London Banking Days
preceding such Interest
Reset Dates

Interest Payment Dates:				Quarterly on the 12th
                                          Jan, Apr, Jul, Oct
							(or next business day)

Redemption Provisions:				None

Plan of Distribution:				Merrill Lynch & Co.,
							as agent, has offered
the Senior Notes for
sale at a price of
100% of the aggregate
principal amount
of the Senior Notes.


Merrill Lynch & Co.